As filed with the Securities and Exchange Commission on May 5, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TUCSON ELECTRIC POWER COMPANY

(Exact name of registrant as specified in its charter)

Arizona	86-0062700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

88 E. Broadway Boulevard, Tucson, Arizona, 85701

(520) 571-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd C. Hixon Esq. Senior Vice President, General Counsel and Corporate Secretary Tucson Electric Power Company 88 E. Broadway Boulevard Tucson, Arizona, 85701 (520) 571-4000	Frank P. Marino Senior Vice President and Chief Financial Officer Tucson Electric Power Company 88 E. Broadway Boulevard Tucson, Arizona, 85701 (520) 571-4000

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Copies to:

Kimberly M. Reisler, Esq.

Brian V. Soares, Esq.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6289

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.  ☐

PROSPECTUS

Tucson Electric Power Company

Senior Notes

We may periodically offer our senior notes. We will determine the price and other terms of each series of notes, including whether any series will be subject to redemption prior to maturity, at the time of sale.

The notes will be our direct unsecured and unsubordinated general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to any subordinated debt that we may have in the future and will effectively be junior to any secured debt that we may have in the future (to the extent of the value of the collateral securing such secured debt). Unless otherwise specified in the applicable prospectus supplement related to a series of notes, no series of notes will be listed on a national securities exchange.

We will make interest payments on the notes of each series in the amounts and on the dates specified in the applicable prospectus supplement.

This prospectus may be used to offer and sell series of notes only if accompanied by the prospectus supplement for that series. We will provide the specific information for each offering and the specific terms of the notes being offered, including their offering prices, interest rates and maturities, in a supplement to this prospectus relating to that offering. Supplements may also add, update or change the information in this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Investing in the notes involves risks. See “Risk Factors,” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 5, 2022

You should rely only on the information provided in this prospectus, the prospectus supplement and any related free writing prospectus, as well as the information incorporated by reference. We have not authorized anyone else to provide you with information about us or the notes. We are not making an offer of the notes in any jurisdiction where the offer is not permitted.

i

RISK FACTORS

Investing in the notes involves certain risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors,” as well as the factors listed under the heading “Forward-Looking Information,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file (not furnish) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which is incorporated by reference in this prospectus. You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and the notes we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the notes and your investment therein.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the SEC. By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the notes described in this prospectus. Each time we sell a series of notes we will provide a prospectus supplement containing a description of the notes of that series, including information about the specific terms of that series and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus, the applicable prospectus supplement and the exhibits to the registration statement, together with the additional information referred to under the heading “Where You Can Find More Information” below in making your investment decision.

TUCSON ELECTRIC POWER COMPANY

Tucson Electric Power Company, an Arizona corporation (“TEP” or the “Company”), and its predecessor companies have served the greater Tucson metropolitan area for 129 years. TEP is a regulated electric utility company serving approximately 441,000 retail customers. TEP’s service territory covers 1,155 square miles and includes a population of over one million people in Pima County, as well as parts of Cochise County. TEP’s principal business operations include generating, transmitting, and distributing electricity to its retail customers. In addition to retail sales, TEP sells electricity, transmission, and ancillary services to other utilities, municipalities, and energy marketing companies on a wholesale basis. TEP is subject to comprehensive state and federal regulation. The regulated electric utility operation is TEP’s only business segment.

TEP is a wholly-owned subsidiary of UNS Energy Corporation (“UNS Energy”), a utility services holding company. UNS Energy is an indirect wholly-owned subsidiary of Fortis Inc., which is a publicly-held holding company, whose principal executive offices are located in St. John’s, Newfoundland and Labrador, Canada.

Our principal executive offices are located at 88 E. Broadway Boulevard, Tucson, Arizona 85701. Our telephone number is (520) 571-4000.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement and its exhibits. Since this prospectus does not contain all of the information that you may find important, you should review the full text of those documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed below, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We file reports and other information with the SEC in accordance with the informational requirements of the Exchange Act. Such reports and other information are available to the public on the SEC’s website located at www.sec.gov. The reports and other information that TEP files with the SEC are also available through our website at www.tep.com. TEP is providing the address of TEP’s website solely for the information of investors and does not intend the address to be an active link. No information available on our website, other than the specific reports we file with the SEC pursuant to the Exchange Act, is a part of this prospectus or the registration statement.

INCORPORATION BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed “furnished” but not “filed.” Information that we file in the future with the SEC will automatically update and supersede this information.

The following documents, which we have filed with the SEC (File No. 1-05924), are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2021;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022; and

•	Current Report on Form 8-K filed on February 17, 2022.

You may access a copy of any or all of these filings, free of charge, on the SEC’s website or on our website, as described above under “Where You Can Find More Information.” We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing, telephoning or emailing us at:

Tucson Electric Power Company

88 E. Broadway Boulevard

Tucson, Arizona 85701

Telephone: (520) 571-4000

Email: capitalresources@tep.com

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, the net proceeds from the offering of the notes will be used (a) to fund our construction, facility improvement and/or maintenance programs, (b) to pay outstanding debt securities on their stated due dates or in some cases to redeem or repurchase debt securities prior to their stated due dates, (c) to repay short-term debt, (d) for other general corporate purposes permitted by law, or (e) to reimburse our treasury for expenditures previously made for any of these purposes. The specific purposes for the proceeds of a particular series of notes will be described in the prospectus supplement relating to that series.

DESCRIPTION OF NOTES

General

This section summarizes terms of unsecured debt securities, referred to herein as the “notes,” that we may offer with this prospectus. The notes may be issued from time to time in one or more series under an indenture, dated as of November 1, 2011, between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), trustee (the “Trustee”). This indenture, as it has heretofore been and may be amended or supplemented from time to time, is referred to herein as the “Indenture.” The notes of a specific series and all other debt securities issued under the Indenture are collectively referred to herein as the “Indenture Securities.” The specific terms of each series of Indenture Securities will be established by an officer’s certificate or a supplemental indenture. Most of the specific terms of the notes of a specific series will be described in a prospectus supplement attached to this prospectus and may vary from the terms described herein. For the purposes of this section, any reference to the “Indenture” shall generally mean the Indenture as supplemented by the officer’s certificate or supplemental indenture relating to a specific series of notes. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirely by reference to, the Indenture, the form of certificates evidencing a specific series of notes, the prospectus supplement relating to a specific series of notes, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized terms that are used in the following summary but not defined have the meanings given to those terms in the Indenture.

In this “Description of Notes” section, references to “we,” “our” and “us” mean Tucson Electric Power Company excluding, unless otherwise expressly stated, its subsidiaries.

The Indenture has been filed with the SEC and is an exhibit to the registration statement that contains this prospectus. See “Where You Can Find More Information” to find out how to locate our filings with the SEC.

There are existing series of Indenture Securities outstanding under the Indenture. For current information on our debt outstanding, see our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q, if any, since such Form 10-K and our current reports on Form 8-K, if any, since such Form 10-K or Form 10-Q. See “Where You Can Find More Information.” The Indenture permits us to issue an unlimited amount of notes from time to time in one or more series. Unless otherwise specified in the applicable prospectus supplement, all notes of any one series need not be issued at the same time, and, unless restricted, a series may be reopened for issuances of additional notes of such series. This means that we may from time to time, without the consent of the holders of the outstanding notes of a series, create and issue additional notes having the same terms and conditions as the outstanding notes of a series in all respects, except for issue date, price to public and, if applicable, the initial interest payment date. These additional notes will be consolidated with, and will form a single series with, the previously outstanding notes of that series.

The applicable prospectus supplement will describe the terms for each specific series of notes including:

•	title of the notes of that series,

•	any limit on the aggregate principal amount of the notes of that series,

•	maturity date,

•	interest rate or rates (or the method to calculate such rate),

•	remarketing provisions, if any,

•	redemption or repurchase provisions,

•	whether the notes will be subject to any conversion, amortization, or sinking or similar fund,

•	if other than the principal amount, the portion of the principal amount payable upon maturity,

•	whether, and on what terms and at what prices, the notes may be converted into or exercised or exchanged for any other type of security, and

•	any other provisions.

We may sell notes at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement if we sell notes at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any notes denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell notes denominated or payable in a currency or currency unit other than United States dollars.

Except as may otherwise be described in the applicable prospectus supplement, the Indenture does not contain any provisions that are intended to protect holders of notes in the event of a highly-leveraged or similar transaction involving us, whether or not in connection with a change of control. Except for the limitations on the issuance of secured debt described under “Limitation on Secured Debt” below, the Indenture does not limit the incurrence of debt by us or any of our subsidiaries. We or our affiliates may at any time and from time to time purchase some or all of the notes at any price or prices, whether by tender, in the open market, by private arrangement or otherwise, subject to applicable law.

Ranking

The notes will be our direct unsecured and unsubordinated general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to any subordinated debt that we may have in the future and will effectively be junior to any secured debt that we may have in the future (to the extent of the value of the collateral securing any such future secured debt). The Indenture does not limit the amount of debt that may be issued under the Indenture or the amount of any other debt that would rank pari passu with the notes. Limitations on the issuance of secured debt are described under “Limitation on Secured Debt” below.

Redemption

We will set forth any terms for the redemption of the notes of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to notes redeemable at the option of the holder of those notes, the notes will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the notes are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry System; Delivery and Form”) if less than all of the notes of any series or any tranche thereof are to be redeemed, the Trustee will select the notes to be redeemed by such method as it shall deem fair and appropriate.

If notice of redemption has been given and the conditions, if any, set forth in such notice have been satisfied, the notes to be redeemed will cease to bear interest on the redemption date (unless we default in the payment of the redemption price and accrued interest). We will pay the redemption price and any accrued interest to the redemption date upon surrender of any note for redemption. If only part of a note is redeemed, the Trustee will deliver to the holder of the note a new note of the same series for the remaining portion without charge.

We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the notes.

Payment and Paying Agents

Unless otherwise specified in the applicable prospectus supplement, interest on the notes payable on each interest payment date will be paid to the Person in whose name that note is registered as of the close of business on the regular record date for the interest payment date, which will be the close of business on the Business Day immediately preceding such interest payment date so long as all of the notes of the same series as that note remain in book-entry only form, or on the 15th calendar day immediately preceding each interest payment date if any of the notes of that series do not remain in book-entry only form; provided, however, that interest payable at maturity will be paid to the Person to whom the principal is paid; and provided further, that, in the case of a series of notes not in book-entry form, interest payable on a note issued after a regular record date and before the related interest payment date will be paid to the initial registered owner of that note. If there has been a default in the payment of interest on any note, other than at maturity, the defaulted interest may be paid to the holder of such note as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of such defaulted interest and not less than 10 days after receipt by the Trustee of the notice of the proposed payment.

Principal, premium, if any, and interest on the notes at maturity will be payable upon presentation of the notes at the corporate trust office of the Trustee, in the City of New York, as our paying agent. We may change the place of payment on the notes, and may appoint one or more additional paying agents (including ourselves) and may remove any paying agent, all at our discretion after giving prompt written notice to the Trustee and prompt notice to the holders.

We will pay principal, premium, if any, and interest due on the notes in the form of global securities to DTC or its nominee in immediately available funds. DTC will then make payment to its participants for disbursement to the beneficial owners of the notes as described under “—Book-Entry System; Delivery and Form.”

Registration and Transfer

The transfer of notes may be registered, and notes may be exchanged for other notes of the same series, of authorized denominations and with the same terms and principal amount, at the offices of the Trustee in the City of New York. We may change the place for registration of transfer and exchange of the notes and may designate additional places for registration and exchange after giving prompt written notice to the Trustee and prompt notice to the holders. No service charge will be made for any transfer or exchange of the notes. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any notes during the 15 days before giving any notice of redemption, (b) any note during the 15 days before an interest payment date or (c) any note selected for redemption except the unredeemed portion of any note being redeemed in part.

Limitation on Secured Debt

So long as any Indenture Securities of any series remain outstanding with respect to which this covenant is specified as benefitting, we will not create, issue, incur or assume any Secured Debt other than

Permitted Secured Debt (in each case as defined below); provided, that this covenant will not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if either:

(a) we make effective provision whereby all Indenture Securities then outstanding shall be secured equally and ratably with such Secured Debt through the Release Date (as defined below); or

(b) we deliver to the Trustee to hold through the Release Date bonds, notes or other evidences of indebtedness secured by the Lien (as defined below), which secures such Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the Indenture Securities then outstanding and meeting certain other requirements set forth in the Indenture.

This covenant is included in the Indenture solely for the benefit of series of Indenture Securities that are designated as “Benefitted Securities” as contemplated by the Indenture. Unless otherwise specified in the applicable prospectus supplement, the notes being offered hereby will not be designated as Benefitted Securities.

Certain Definitions

“Capital Lease Obligations” means obligations required to be recognized as lease liabilities on the Company’s consolidated balance sheet in respect of any lease agreement (including any lease intended as security) of the Company of a character that, under generally accepted accounting principles, is required to be classified as a finance lease (or similar classification), but not as an operating lease (or similar classification).

“Debt” means:

(i) our indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay such borrowed money;

(ii) any guaranty by us of any such indebtedness of another Person; and

(iii) Capital Lease Obligations.

“Debt” does not include, among other things, (x) our indebtedness under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (y) our obligations under any lease agreements that are not Capital Lease Obligations, or (z) liabilities secured by any Lien on any property owned by us if and to the extent that we have not assumed or otherwise become liable for the payment thereof.

“Excepted Property” includes, among other things, cash, deposit accounts, securities accounts, securities entitlements, commodity accounts and securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances; certain intellectual property rights and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of any of our property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or that are otherwise not necessary for the operation or maintenance of electric, gas or water utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; all property that is the subject of a lease agreement designating us as lessee and our interest in such property and such lease agreement, except for the property that is subject to a lease agreement for which our obligations under such lease are Capital Lease Obligations; and all property that is not located in the State of Arizona or the State of New Mexico and is not used by us in the business of the generation, transmission and/or distribution of electric energy.

“Lien” means any mortgage, deed of trust, pledge, security interest, conditional sale or other title retention agreement or any lease in the nature thereof.

“Permitted Secured Debt” means, as of any particular time, any of the following:

(i) Secured Debt that matures less than one year from the date of the issuance or incurrence thereof and is not extendible at the option of the issuer; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

(ii) Secured Debt secured by Purchase Money Liens or any other Liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by us, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no such Purchase Money Lien or other Lien shall extend to or cover any of our property other than (A) the property so acquired and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof and (B) with respect to Purchase Money Liens, other property subsequently acquired by us;

(iii) Secured Debt originally issued by an entity with or into which we merge or consolidate that is secured by a Lien existing at the time of such merger or consolidation, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no such Lien shall extend to or cover any of our property (as constituted immediately prior to such merger or consolidation) other than the property subject to such Liens immediately prior to such merger or consolidation and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof;

(iv) Secured Debt relating to governmental obligations, the interest on which is not included in gross income for purposes of federal income taxation, issued for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by us, to the extent that the Lien that secures such Secured Debt is required either by applicable law or by the issuer of such governmental obligations or is otherwise necessary in order to establish or maintain such exclusion from gross income; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

(v) Secured Debt (A) that is related to the construction or acquisition of property not previously owned by us or (B) that is related to the financing of a project involving the development or expansion of our property and (C) in either case, the obligee in respect of which has no recourse to us or any of our property other than the property constructed or acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (or the proceeds of such property or such project); and any refundings, refinancings and/or replacements of any such Secured Debt by or with Secured Debt described in clause (C) above;

(vi) Secured Debt permitted under clause (b) of the first paragraph under this heading “Limitation on Secured Debt;” and

(vii) in addition to the Permitted Secured Debt described in clauses (i) through (vi) above, Secured Debt not otherwise permitted constituting “Permitted Secured Debt” in an aggregate principal amount not exceeding the greater of (a) 10% of our Tangible Assets and (b) 10% of Total Capitalization, each as shown on our consolidated balance sheet dated as of the end of our latest fiscal quarter prior to the date of the creation, issuance, incurrence or assumption of such Secured Debt.

“Person” means any individual, corporation (as defined in the Indenture), partnership, limited liability partnership, joint venture, trust or unincorporated organization or any governmental authority.

“Purchase Money Lien” means, with respect to any property being acquired by us, a Lien on such property that:

(i) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

(ii) is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, gives value to enable the grantor of such Lien to acquire rights in or the use of such property;

(iii) is held by a trustee or agent for the benefit of one or more Persons described in clause (i) or (ii) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

(iv) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of the Indenture, the term Purchase Money Lien will be deemed to include any Lien described above whether or not such Lien (A) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (B) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (C) shall have been granted prior to the acquisition of such property, shall attach to or otherwise cover property other than the property being acquired and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition.

“Release Date” means the date, if any, following the election by us of either of the alternatives described in clause (a) or (b) of the first paragraph under this heading “Limitation on Secured Debt” on which either no Benefitted Securities shall remain outstanding or no Secured Debt is then outstanding (other than the Indenture Securities) that, following the Release Date, will benefit from the Lien then securing the Indenture Securities or bonds, notes or other evidences of indebtedness described in such clause (b) held by the Trustee.

“San Carlos” means San Carlos Resources, Inc. At the date of this prospectus, San Carlos is our direct, wholly-owned subsidiary that holds title to Unit 2 of the Springerville Generating Station. For purposes of the limitation on Secured Debt described under this heading, as long as San Carlos remains, directly or indirectly, our majority-owned subsidiary, the provisions of the limitations on Secured Debt described under this heading will apply to Debt of San Carlos and Liens on the property of San Carlos, and the capital stock of San Carlos held by us will not be deemed to be Excepted Property.

“Secured Debt” means Debt created, issued, incurred or assumed by us that is secured by a Lien upon any of our property (other than Excepted Property), real, personal or mixed, of whatever kind or nature and wherever located, whether owned at the date of the initial authentication and delivery of the Indenture Securities or thereafter acquired. For the purpose of the limitation on Secured Debt covenant described under this heading, any Capital Lease Obligations of the Company will be deemed to be Debt secured by the Lien on our property.

“Tangible Assets” means (i) total assets of the Company and its consolidated subsidiaries minus (ii) the aggregate amount of all intangible assets (other than intangible assets the cost of which is expected by us to be recovered through revenues from the sale of electrical capacity and/or energy or the provision of related services), in each case as shown on our consolidated balance sheet, all as determined in accordance with generally accepted accounting principles as applied to entities conducting the same businesses as we conduct.

“Total Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination, and (ii) common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on common stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of our shares held in our treasury, if any, all as determined in accordance with generally accepted accounting principles as applied to entities conducting the same businesses as we conduct.

Satisfaction and Discharge

Subject to certain conditions (including conditions set forth in the officer’s certificate establishing a series of Indenture Securities), we will be discharged from our obligations in respect of the Indenture Securities of such series if we irrevocably deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of such Indenture Securities.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not consolidate with or merge into any other Person or convey, transfer or lease our properties and assets substantially as an entirety to any corporation (as defined in the Indenture), unless:

•

the surviving or successor entity or an entity that acquires by conveyance or transfer or that leases our properties and assets substantially as an entirety is a corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and it expressly assumes our obligations on all Indenture Securities and under the Indenture;

•

immediately after giving effect to the transaction, no event of default under the Indenture or no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the Trustee an officer’s certificate and an opinion of counsel as provided in the Indenture.

For purposes of the Indenture, the conveyance, other transfer, or lease by us of all of our facilities (a) for the generation of electric energy, (b) for the transmission of electric energy or (c) for the distribution of electric energy, in each case considered alone, or all of our facilities described in clauses (a) and (b), considered together, or all of our facilities described in clauses (b) and (c), considered together, shall in no event be deemed to constitute a conveyance or other transfer of all of our properties, as or substantially as an entirety, unless, immediately following such conveyance, transfer or lease, we shall own no unleased properties in the other such categories of property not so conveyed or otherwise transferred or leased.

Upon the consummation of any such transaction, the surviving or successor entity will succeed to our rights and powers under the Indenture and, except in the case of a lease, we shall be relieved of all obligations and covenants under the Indenture and the outstanding Indenture Securities. The terms of the Indenture do not restrict us in, among other situations, a merger in which we are the surviving entity.

Events of Default

“Event of default” when used in the Indenture with respect to any series of Indenture Securities means any of the following:

•	failure to pay interest on any Indenture Security for 30 days after it is due and payable;

•	failure to pay the principal of or any premium on any Indenture Security when due and payable;

•	failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of Indenture Securities, that continues for 90 days after we receive a written notice from the Trustee, or we and the Trustee receive a written notice from the holders of 33% in aggregate principal amount of the Indenture Securities of that series; or

•	events of bankruptcy, insolvency or reorganization relating to us specified in the Indenture.

In the case of the third event of default listed above, the Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Indenture Securities of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action and we have given a written notice of such corrective action to the Trustee within such period.

The Trustee shall give notice of any default with respect to any Indenture Securities of any series to holders of Indenture Securities of such series in a manner and to the extent required by the Trust Indenture Act. However, except in the case of a default in the payment of principal, premium or interest on any Indenture Security or in the payment of any sinking fund deposit with respect to any Indenture Security, the Trustee may withhold such notice if it is determined in good faith that the withholding of such notice would be in the interests of the holders of Indenture Securities of such series.

Remedies

Acceleration of Maturity

If an event of default applicable to the Indenture Securities of any series but not applicable to other series of outstanding Indenture Securities occurs and continues, either the Trustee or the holders of a majority in aggregate principal amount of the Indenture Securities of such series may then declare the principal amount of all Indenture Securities of such series and interest accrued thereon to be due and payable immediately. However, under the Indenture, some Indenture Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Indenture Securities are defined as “Discount Securities” in the Indenture.

If an event of default applicable to outstanding Indenture Securities of more than one series exists, either the Trustee or the holders of a majority in aggregate principal amount of all Indenture Securities then outstanding of all such series, considered as one class, and not the holders of the Indenture Securities of any one of such series, may declare the principal of all Indenture Securities of all such series and interest accrued thereon to be due and payable immediately. As a consequence of each such declaration with respect to Indenture Securities of any series, the principal amount of, or specified portion thereof in the case of Discount Securities, such Indenture Securities and interest accrued thereon shall become due and payable immediately.

Rescission of Acceleration

At any time after a declaration of acceleration with respect to the Indenture Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default under the Indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered automatically rescinded and annulled, if:

•	we have paid or deposited with the Trustee a sum sufficient to pay:

(i)	all overdue interest on all Indenture Securities of the series;

(ii)	the principal of and premium, if any, on any Indenture Securities of the series, which have otherwise become due and interest thereon that is currently due;

(iii)	interest on overdue interest, to the extent payment is lawful; and

(iv)	all amounts due to the Trustee under the Indenture; and

•

any other event of default under the Indenture with respect to the Indenture Securities of that series, other than the non-payment of principal of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the Indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

Control by Holders

Subject to the Indenture, if an Event of Default with respect to the Indenture Securities of any one series occurs and is continuing, the holders of a majority in principal amount of the outstanding Indenture Securities of that series will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

•	exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

If an Event of Default is continuing with respect to more than one series of Indenture Securities, the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the Indenture Securities of any one of such series.

The rights of holders to make direction are subject to the following limitations:

•	the holders’ directions may not conflict with any law or the Indenture; and

•

the Trustee shall be entitled to receive from such holders security or indemnity satisfactory to it against such costs, expenses, and liabilities which might be incurred by it in compliance with any such direction.

Limitation on Right to Institute Proceedings

No holder of Indenture Securities of any series will have any right to institute any proceeding under the Indenture, or any remedy under the Indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default under the Indenture;

•

the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default under the Indenture shall have occurred and be continuing, considered as one class, have made a written request to the Trustee, and have offered indemnity to the Trustee, such indemnity satisfactory to the Trustee, to institute proceedings;

•	the Trustee has failed to institute any proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

•

no direction inconsistent with such written request shall have been given to the Trustee during that 60-day period by the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default shall have occurred and be continuing, considered as one class.

No one or more of such holders shall have any right in any manner to affect or prejudice the rights of other such holders or obtain priority over other such holders.

However, these limitations do not apply to a suit by a holder of an Indenture Security for payment of the principal, premium, if any, or interest on the Indenture Security on or after the applicable due date.

The Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the Trustee indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction.

Waiver of Default or Compliance

The holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding and affected, considered as one class, may waive compliance by us with some restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Indenture Security of the series affected.

Modification and Waiver

Amendments Without Consent of Holders

Without the consent of any holder of Indenture Securities issued under the Indenture, including holders of the notes, we and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the Indenture Securities;

•	to add additional covenants or other provisions for the benefit of the holders of all or any series of Indenture Securities or for the Company to surrender any right or power under the Indenture;

•	to add additional events of default under the Indenture for all or any series of Indenture Securities;

•

to change, eliminate or add any provision to the Indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of Indenture Securities of any series in any material respect, the change, elimination or addition will become effective only:

(i)	when the consent of the holders of Indenture Securities of such series has been obtained in accordance with the Indenture; or

(ii)	when no Indenture Securities of the affected series remain outstanding under the Indenture;

•

to provide collateral security for all but not part of the Indenture Securities, which may include supplemental indentures entered into to effect the collateral provisions described in clauses (a) and (b) of the first paragraph under the heading “Limitation on Secured Debt” above;

•	to establish the form or terms of Indenture Securities of any series as permitted by the Indenture;

•	to provide for the authentication and delivery of bearer securities and any coupons appertaining thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the Indenture Securities of all or any series;

•

to change any place where principal, premium, if any, and interest shall be payable, Indenture Securities may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

•

to amend and restate the Indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of Indenture Securities of any series in any material respect; or

•

to cure any ambiguity, to correct or supplement any defect or inconsistency or to make any other changes or to add provisions with respect to matters and questions arising under the Indenture; provided that such other changes or additions do not adversely affect the interests of the holders of Indenture Securities of any series in any material respect.

Amendments With Consent of Holders

The consent of the holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding is required for all other modifications to the Indenture. However, if less than all of the series of Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount of any Indenture Security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Indenture Security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding Indenture Securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify some of the provisions of the Indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Indenture Securities of any series, without the consent of the holder of each outstanding Indenture Security affected thereby.

An officer’s certificate or supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of Indenture Securities, or modifies the rights of the holders of Indenture Securities of one or more series, will not affect the rights under the Indenture of the holders of the Indenture Securities of any other series.

The Indenture provides that Indenture Securities owned by us or any other obligor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us or such obligor shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Indenture Securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Indenture Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same Indenture Securities and the holder of every Indenture Security issued upon the registration of transfer of or in exchange of these Indenture Securities. A transferee will be bound by acts of the Trustee or us in reliance thereon, whether or not notation of that action is made upon the Indenture Security.

Evidence of Compliance

We have agreed under the Indenture to provide to the Trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the Indenture.

Duties of Trustee; Resignation or Removal of Trustee

The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an Indenture trustee under the Trust Indenture Act.

The Trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in aggregate principal amount of any series of Indenture Securities then outstanding delivered to the Trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee.

So long as no event of default or event that, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the Trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture.

Notices

Notices to holders of notes will be given by mail to the addresses of such holders as they may appear in the security register for notes.

Title

We, the Trustee, and any of our agents or agents of the Trustee, may treat the Person in whose name notes are registered as the absolute owner thereof, whether or not the notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Information about the Trustee

An affiliate of the Trustee is the trustee under various indentures relating to industrial revenue development bonds issued by a governmental authority, the net proceeds of which have been made available to us.

Book-Entry System; Delivery and Form

Book-Entry Registration

Unless otherwise specified in the applicable prospectus supplement, the notes will initially be represented by one or more global certificates, which will be issued in definitive, fully registered, book-entry form. The global certificates will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until book-entry interests are exchanged for certificated notes, the global notes held by DTC may not be transferred except as a whole by DTC to its nominee or by a nominee of DTC to DTC or another of its nominees or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the global certificates will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global certificates through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

Payments on the notes represented by the global certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global certificate, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global certificates as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global certificates held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global certificate for all purposes under the Indenture and under the notes. Except as provided below, owners of beneficial interests in a global certificate will not be entitled to have notes represented by that global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the Indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global certificate must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the Indenture or a global certificate.

We have provided the description of the operations and procedures of DTC in this prospectus, which is based on information made available by DTC, solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of the Company, the underwriters or the Trustee takes any responsibility for such description or the proper performance of these operations or procedures. None of the Company, the underwriters or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes. You are urged to contact DTC or its participants directly to discuss these matters.

DTC

We understand that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC and certain other securities clearance agencies, which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, or indirect participants.

•	The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

•

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, or beneficial owner, is in turn to be recorded on the records of the direct or indirect participant in DTC through which the purchase was made. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from such direct or indirect participant. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of such direct and indirect participants. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

•

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

•

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults and proposed amendments to the Indenture. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

•

Redemption notices will be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

•

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

•

Redemption proceeds and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our or the Trustee’s responsibility, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor depository is not obtained, certificated notes would be required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificated notes will be printed and delivered to DTC.

Certificated Notes

We will not issue certificated notes, except that we will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a global certificate upon surrender by DTC of the global certificates if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global certificate or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default under the Indenture has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine not to have the notes represented by such global certificate.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

PLAN OF DISTRIBUTION

General. We may sell the notes offered pursuant to this prospectus:

(1)	through underwriters or dealers,

(2)	through agents,

(3)	directly to one or more purchasers, or

(4)	other methods described in the applicable prospectus supplement.

This prospectus may be used in connection with any offering of securities through any of these methods.

Through Underwriters or Dealers. If we use underwriters in the sale of notes of a specific series, the underwriters will acquire the notes of that series for their own account. The underwriters may resell such notes in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the notes directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the notes of a specific series, the obligations of the underwriters to purchase the notes of that series will be subject to certain conditions, and the underwriters will be obligated to purchase all of those notes if they purchase any of them. If we use a dealer in the sale, we will sell the notes to the dealer as principal. The dealer may then resell the notes of that series at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. We may designate one or more agents to sell the notes of a specific series. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly. We may sell the notes of a specific series directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

Other Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of the notes of a specific series, any initial public offering price and other terms of the offering of those notes.

We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the notes of a specific series from us at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The notes of a specific series may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as agent for us, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in connection with the securities remarketed thereby.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If indicated in the applicable prospectus supplement, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions would be an underwriter and, if not identified in this prospectus, would be identified in the applicable prospectus supplement.

We may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments that the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2021, incorporated by reference in this prospectus by reference from the Company’s annual report on Form 10-K for the year ended December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Todd C. Hixon, our Senior Vice President, General Counsel and Corporate Secretary, and by Morgan, Lewis & Bockius LLP, our New York counsel.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered:

Filing Fee for Registration Statement	$	*
Rating Agencies’ Fees		**
Trustee’s Fees		**
Printing Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Marketing Fees and Expenses		**
Miscellaneous		**

Total	$	**

*

Under Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.

**

Because an unspecified amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

Item 15.	Indemnification of Directors and Officers.

Arizona corporate law generally authorizes, on a non-exclusive basis, indemnification of officers and directors who have acted or failed to act, in good faith, in a manner believed to be in or not opposed to the best interest of Tucson Electric Power Company (with certain limitations in the case of actions by or in the right of Tucson Electric Power Company) and mandates such indemnification in the case of an officer or director who is successful on the merits or otherwise in defense of claims by reason of the individual’s status as an officer or director.

Article SEVENTH of the Restated Articles of Incorporation of Tucson Electric Power Company, as amended, provides in pertinent part as follows:

SEVENTH:

(B)    No director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Arizona, as in effect at the effective date of this paragraph (B) of Article SEVENTH or as thereafter amended. No amendment, modification or repeal of this paragraph (B) shall eliminate or limit the protection afforded by this paragraph (B) to a director with respect to any act or omission occurring before the effective date thereof.

(C)    (1) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was or is a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any threatened, pending or completed action, suit or proceeding (hereinafter called an “Action”), whether civil, criminal, administrative or investigative (including without limitation any Action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against expenses, including attorneys’ fees, and against judgments, fines and amounts paid in settlement incurred by him in connection with such Action or any appeal therein.

(2)    The Corporation shall pay any expenses incurred by a director or officer of the Corporation in defending any such Action in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled.

(3)    The Corporation, by resolution of the Board of Directors, may extend the benefits of this paragraph (C) of Article SEVENTH to employees, agents and other representatives of the Corporation (each director, officer, employee, agent and other representative entitled to benefits under this paragraph (C) being hereinafter sometimes called an “Indemnified Person”).

(4)    All rights to indemnification and to the advancement of expenses granted under or pursuant to this paragraph (C) shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this paragraph (C) is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Actions commenced after the effective date of this paragraph (C), whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article shall affect any rights or obligations theretofore existing.

(5)    The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any person who is an Indemnified Person against any liability asserted against him and incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this Article. As used in this Section, “insurance” includes retrospectively rated and self-insured programs; provided, however, that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation’s indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability (a) under any policy of insurance purchased and maintained on his behalf by the Corporation or (b) from any other entity or enterprise served by such person.

(6)    The rights to indemnification and to the advancement of expenses and all other benefits provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

(7)    The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the Bylaws of the Corporation or in a resolution of the Board of Directors.

Item 16.	Exhibits.

See the Exhibit Index immediately preceding the signature pages of this registration statement, which is incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant, and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1	Form of Underwriting Agreement.

*3(a)	Restated Articles of Incorporation of TEP, filed with the ACC on August 11, 1994, as amended by Amendment to Article Fourth of our Restated Articles of Incorporation, filed with the ACC on May 17, 1996. (Form 10-K for the year ended December 31, 1996, File No. 1-05924 - Exhibit No 3(a)).

*3(a)(1)	TEP Articles of Amendment filed with the ACC on September 3, 2009 (Form 10-K for the year ended December 31, 2010, File No. 1-05924 - Exhibit 3(a)).

*3(b)	Bylaws of TEP, as amended as of August 12, 2015 (Form 10-Q for the quarter ended September 30, 2015, File No. 1-05924 - Exhibit 3).

*3(c)	Amendment to Articles of Incorporation of UNS Energy Corporation, creating series of Limited Voting Junior Preferred Stock (Form 8-K dated August 12, 2015, File No. 1-05924 - Exhibit 3.2).

*4(a)(1)	Indenture of Trust, dated as of June 1, 2012, between The Industrial Development Authority of the County of Pima and U.S. Bank Trust National Association, authorizing Industrial Development Revenue Bonds, 2012 Series A (Tucson Electric Power Company Project). (Form 8-K dated June 21, 2012, File No. 1-05924 - Exhibit 4(a)).

*4(a)(2)	Loan Agreement, dated as of June 1, 2012, between The Industrial Development Authority of the County of Pima and TEP, relating to Industrial Development Revenue Bonds, 2012 Series A (Tucson Electric Power Company Project). (Form 8-K dated June 21, 2012, File No. 1-05924 - Exhibit 4(b)).

*4(b)(1)	Indenture of Trust, dated as of March 1, 2013, between The Industrial Development Authority of the County of Pima and U.S. Bank Trust National Association, authorizing Industrial Development Revenue Bonds, 2013 Series A (Tucson Electric Power Company Project). (Form 8-K dated March 14, 2013, File No. 1-05924 - Exhibit 4(a)).

*4(b)(2)	Loan Agreement, dated as of March 1, 2013, between The Industrial Development Authority of the County of Pima and TEP, relating to Industrial Development Revenue Bonds, 2013 Series A (Tucson Electric Power Company Project). (Form 8-K dated March 14, 2013, File No. 1-05924 - Exhibit 4(b)).

*4(c)(1)	Indenture, dated November 1, 2011, between Tucson Electric Power Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, authorizing unsecured Notes (Form 8-K dated November 8, 2011, File 1-05924 - Exhibit 4.1).

4(c)(2)	First Supplemental Indenture, dated May 1, 2022, to Indenture, dated November 1, 2011, between Tucson Electric Power Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.

*4(c)(3)	Officer’s Certificate, dated September 14, 2012, authorizing 3.85% Notes due 2023. (Form 8-K dated September 14, 2012, File No. 1-05924 - Exhibit 4.1).

*4(c)(4)	Officer’s Certificate, dated March 10, 2014, authorizing 5.00% Senior Notes due 2044 (Form 8-K dated March 10, 2014, File No. 1-05924 - Exhibit 4.1).

*4(c)(5)	Officer’s Certificate, dated February 27, 2015, authorizing 3.05% Senior Notes due 2025 (Form 8-K dated February 27, 2015, File No. 1-05924 - Exhibit 4(a)).

*4(c)(6)	Officer’s Certificate, dated November 29, 2018, authorizing 4.85% Senior Notes due 2048 (Form 10-K for the year ended December 31, 2018, File No. 1-05924 - Exhibit 4(g)(6)).

Exhibit No.	Description of Exhibit

*4(c)(7)	Officer’s Certificate, dated April 9, 2020, authorizing 4.00% Senior Notes due 2050 (Form 8-K dated April 9, 2020, File No. 1-05924 - Exhibit 4.1).

*4(c)(8)	Officer’s Certificate, dated August 10, 2020, authorizing 1.50% Senior Notes due 2030 (Form 8-K dated August 10, 2020, File No. 1-05924 - Exhibit 4.1).

*4(c)(9)	Officer’s Certificate, dated May 11, 2021, authorizing 3.25% Senior Notes due 2051 (Form 8-K dated May 11, 2021, File No. 1-05924 - Exhibit 4.1).

*4(c)(10)	Officer’s Certificate, dated February 17, 2022, authorizing 3.25% Senior Notes due 2032 (Form 8-K dated February 17, 2022, File No. 1-05924 - Exhibit 4.1).

4(c)(11)	Form of Officer’s Certificate establishing the terms of one or more series of Tucson Electric Power Company unsecured debt securities.

*4(d)	Credit Agreement, dated as of October 15, 2021, among Tucson Electric Power Company, MUFG Union Bank, N.A. as Administrative Agent, and a group of lenders (Form 8-K dated October 15, 2021, File No. 1-05924 - Exhibit 4.1).

5(a)	Opinion of Todd C. Hixon, Esq., regarding the validity of the securities.

5(b)	Opinion of Morgan, Lewis & Bockius LLP, regarding the validity of the securities.

23(a)	Consent of Deloitte and Touche LLP, independent registered public accounting firm.

23(b)	Consent of Todd C. Hixon, Esq. (included in the opinion filed as Exhibit 5(a)).

23(c)	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5(b)).

24	Power of Attorney of certain officers and directors of Tucson Electric Power Company signing the registration statement (included on the signature page hereof).

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee under the Indenture.

107	Filing Fee Table.

*	Previously filed.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Susan M. Gray, Frank P. Marino, and Todd C. Hixon, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has grounds to believe that it meets all the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tucson, State of Arizona, on May 5, 2022.

TUCSON ELECTRIC POWER COMPANY

By:	/s/ Frank P. Marino
Frank P. Marino
Senior Vice President, Chief Financial Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan M. Gray Susan M. Gray	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 5, 2022

/s/ Frank P. Marino Frank P. Marino	Senior Vice President, Chief Financial Officer, and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2022

/s/ Todd C. Hixon Todd C. Hixon	Director	May 5, 2022